UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2011 (June 1, 2011)

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16133	06-1245881
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Seventh Avenue

35th Floor

New York, New York 10019

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 489-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

This Current Report on Form 8-K/A (Amendment No. 2) is being filed by Delcath Systems, Inc. (the “Company”) as an amendment to the Company’s Current Report on Form 8-K filed on June 1, 2011, as amended and restated by a Form 8-K/A filed by the Company on June 10, 2011, to update information disclosed under “Item 5.07 Submission of Matters to a Vote of Security Holders” regarding the results of voting at the Company’s annual meeting of stockholders held on May 26, 2011 (the “Annual Meeting”).

At the Annual Meeting, the Company’s stockholders voted on, among other matters, a proposal regarding the frequency of future non-binding stockholder advisory votes on the compensation of the Company’s named executive officers—or future “say-on-pay” votes. As previously reported by the Company, a majority of the votes cast on the frequency proposal were cast in favor of holding the “say-on-pay” vote on an annual basis.

In consideration of the stockholder vote at the Annual Meeting on the frequency proposal, the Company’s Board of Directors decided that the Company will hold a non–binding advisory “say-on-pay” vote on an annual basis until the next stockholder vote on the frequency of “say-on-pay” votes, which will be no later than the Company’s annual meeting of stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2011

DELCATH SYSTEMS, INC.

By:	/s/ Peter J. Graham
Name:	Peter J. Graham
Title:	Executive Vice President,
General Counsel